[AAL LOGO]
4121 N. Ballard Road, Appleton, WI 54919-100I

[AAL CMC LOGO]
222 West College Avenue, Appleton, WI 54919-0007

AAL Variable Annuity Application
New Account Information

The Variable Annuity Owner / Applicant must provide the following information to meet insurance and securities industry rules designed for customer protection.

This information is confidential and is only for the use of AAL and its affiliated companies.

Section A - Personal Information

Name of owner / applicant (print title, first, middle, last, and suffix name, as applicable)


Birthdate (mo/day/yr)    Are you a U.S. citizen?   Other citizenship description
                         Yes        No

Employer name
Employer street address
City State ZIP Code

Associated with NASD firm?
     Yes: Firm
     No

     Single       Divorced      Divorce Pending
     Married      Widowed       F Separated

Number of dependents under age 18 -

Occupation:
Labor/ Trades
Office / Retail
Manager/Sales
Professional
Retired
Student
Unemployed
Other
Do you own a business?
     Yes - Nbr of: Full-time employees      Part-time employees
     No

Section B - Financial Suitability Information

Prior Investment
Experience                 None         Less than 5 Years        5+ YearsIncome

Bank Savings, CD's
Money Market Funds
Stocks or Equity
Bonds or Fixed Income
Mutual Funds
Variable Annuities / Life
Other-

Annual Household Income

Under $20,000
$20,001 -$35,000
$35,001 - $50,000
$50,001 - $75,000
$75,001 - $100,000
$100,000

Assets - Excluding this purchase

Cash/CDs                 $
Stocks Bonds
Mutual Funds
Business
Residence (equity)
Insurance (cash value
Deferred Annuities
Other-
Total Assets
Liquid Net Worth =

Section C - Investment Information - For This Purchase Only

Purpose        Retirement       Other -

Source of Funds

Gift/ Inheritance
Pension / IRA - AAL
Not Pension - AAL
Current income
AAL Mutual Fund
Other Company  Mutual Fund
Loans
Savings / Checking / CD
Death  Proceeds
Sale of Other  Investment
Pension / IRA - Other  Company
Not  Pension - Other  Company
Other-


Risk Tolerance - Check the number below that corresponds with the level of risk you are willing to accept.

Low - 1           2           3           4           5           6           7            8            9             10 - High
     CDs                           Utility and Blue              Small Company/ Emerging                             Precious Metals
     Savings Accounts              Chip Stocks                   Growth Securities                                   Oil and Gas
     Money Market Funds            and Bonds                     International / Global Securities                   Drilling
                                                                 High Yield Securities

Section D - Other Information

Are you replacing a Variable Annuity contract?

Yes - Indicate the reason for the exchange of contract and provide allocation information on the contract being replaced.

No

Application For Variable Annuity With                                 [AAL LOGO]
Aid Association For Lutherans (AAL),
A Fraternal Benefit Society, Appleton, WI 54919
4321 N. Ballard Road, Appleton, WI 54919-0001

Adult - New Business     Juvenile - New Business

Section 1 - Replacement

Yes  No   Is this  certificate  intended to replace any part of, or all of, another company's contract?
Yes  No   Is this certificate intended to replace any part of, or all of, an
          AAL certificate?
Yes No    Is this a 1035 exchange?

Section      2 - Proposed Annuitant

Name (print title, first, middle, last, and suffix name, as applicable)


Social Security number      Date of birth (mo/day/yr)   Sex      Residence state


Section 3 - Proposed Applicant I Controller - If Juvenile Application

Name (print title, first, middle, last, and suffix name, as applicable)


Social Security number      Date of birth (mo/day/yr)   Sex      Residence state


Relationship to annuitant


Section 4 - Proposed Third Party Owner

Type of application:       Third Party                   Reason-
                           Advanced Marketing            Reason -

Type of owner

Individual
Multiple individuals
Other

Name (print title, first, middle, last, and suffix name, as applicable)


Relationship to annuitant   Relationship to member      Date of birth(mo/day/yr)
Percentage of common ownership   %           Residence state

Complete additional names if multiple owners.

Multiple owners shall be:                 Joint owners             common owners

Name (print title, first, middle, last, and suffix name, as applicable)


Relationship to annuitant
Relationship to member
Date of birth(mo/day/yr)
Percentage of common ownership %*
Residence state

Name (print title, first, middle, last, and suffix name, as applicable)

Relationship to annuitant
Relationship to member
Date of birth(mo/day/yr)
Percentage of common ownership %*
Residence state

Name (print title, first, middle, last, and suffix name, as applicable)

Relationship to annuitant
Relationship to member
Date of birth(mo/day/yr)
Percentage of common ownership %*
Residence state

Name (print title, first, middle, last, and suffix name, as applicable)

Relationship to annuitant
Relationship to member
Date of birth(mo/day/yr)
Percentage of common ownership %*
Residence state

* Complete only if multiple owners with common ownership. If none indicated, percentage will be equal. Joint ownership is always equal.

Authorized person(s) / trustee(s) who can sign on behalf of the trust:
1.
2.
3.
4.

Section 5 - Proposed Member Information (Complete only for Advanced Marketing)

Advanced Marketing member name

Relationship of member
to annuitant

Section 6 - Flexible Premium Deferred Variable Annuity - Product Information

Single Premium: $
Billed Premium $

Single Premium Allocation:
Must total 100% and be in whole numbers

Money Market      %
Balanced     %
Bond     %
Fixed Account     %
High Yield Bond            %
Large Company Stock        %
Small Company Stock        %
International Stock        %

Billed Premium Allocation:

Must total 100% and be in whole numbers:
Money Market      %
Balanced    %
Bond      %
Fixed Account     %
High Yield Bond            %
Large Company Stock        %
Small Company Stock        %
International Stock        %

Plan Type

Regular Annuity - Not Pension
IRA
IRA - Spousal
IRA - Direct  Rollover
IRA - Regular  Rollover
IRA - Transfer
ROTH - IRA
ROTH - IRA  Rollover
ROTH - IRA Transfer
SIMPLE - IRA
TSA
TSA - Transfer
Other
Self Employed - Money  Purchase
Self  Employed - Profit  Sharing
Corporate - Profit  Sharing
Corporate - Money Purchase
SEP


Automatic Payouts Option:               Dollar Cost Averaging:
Yes      No                                         Yes      No

Telephone Authorization:   Yes    No
By checking 'Yes'above, the applicant agrees and understands as follows:

1. AAL is authorized to accept and act upon telephone instructions from me for the following purposes; transfer of accumulated values among account options, address changes, changes in allocation of premiums, premium payment instructions, and any other transactions made available by AAL for telephone transfer. Any transfers shall be made on the basis of unit values next determined following AAL's receipt of instructions in proper order.

2. AAL may refuse telephone instructions if the caller cannot provide proper identification of person or account. Without prior disclosure, AAL may record any telephone conversation containing such instructions. If AAL acts in good faith upon the telephone instruction, AAL (and any affiliate or agent ) will not be liable for any loss, expense or cost arising out of any telephone instruction.

3. AAL may modify, suspend, or discontinue this privilege at any time without prior notice. The privilege is subject to terms of the certificate, the current prospectus, and any other rules enacted by AAL. This authorization is valid until written cancellation notice signed by the owner is received by AAL. All terms are binding on my agents, heirs, and assigns.

Section 7 - Premium / Billing Information
Initial Premium paid by:

Type                                                   Amount

Check / Money Order
Electronic First Premium (EFP)
Internal Rollover / Transfer / 1035 Exchange
External Rollover / Transfer / 1035 Exchange
Loan
Complete Withdrawal / Surrender
Surplus Refunds
Partial Withdrawal
Employer
CD Transfer
Other

Total Initial Premium Amount

First tax year                second tax year
Amount         Tax year       Amount         Tax year


Premium  Billing - Type
of billing:

Regular  Billing  - Send to  special  billing  address?  Yes   No
MCA - First  MCA withdrawal  expected
      Add to existing  MCA  account-
Combined  Billing - Add to existing Combined Billing account-
Government allotment

Frequency of billing:

Annual
Semi-Annual
Quarterly
Monthly
Bi-weekly
Less than 12 months : First month for no payment - Resume payment month

Name And Address For Special Billing / Combined Billing

Name (print title, first, middle, last, and suffix name, as applicable)


Address (Street, RR, or box no.)                    City

State       ZIP Code


Section 8 - Special Requests



Section 9 - Beneficiary Designation If you are completing the application on paper, complete a beneficiary designation form printed from the Forms System.



Section 10 - Agreement And Authorization

I understand and agree that:

1. I have personally read (or had read to me) and verified all statements and answers provided to the AAL representative as part of this application, which includes 1) New Account information, and 2) variable annuity application.

2.   This application will become part of the variable annuity contract.

3.   No change in this application shall be made without my written consent.

4. No representative of AAL Is authorized to change or waive any terms of this agreement or to make any promises or representations other than those contained In this agreement.

5. AAL reserves the right to allocate premium payments to the money market subaccount until the expiration of the free look period in those states that require a full refund of premium during the free look period. More detailed information on the allocation of premium payments during the free look period is contained in the prospectus.

6. Under the annuity contract applied for, the Accumulated Value and Death Proceeds when based on the performance of the Variable Account, are not guaranteed as to dollar amount (subject to the minimum death benefit).

7. 1 have received and reviewed the current prospectus for the AAL Variable Annuity and underlying mutual funds. I understand the provisions of the prospectus and agree to its terms.

I have read (or have had read to me) the statements and answers made on this application. The signature below applies to all sections and statements on this application.



Signed at
                      City                    State

Signature of proposed annuitant (applicant / controller if under age 16) / Date signed (mo/day/yr)


Signature of member / Date signed (mo/day/yr)


Signature of owner / Date signed (mo/day/yr)


Signature of owner / Date signed (mo/day/yr)


Signature of owner / Date signed (mo/daylyr)


Signature of owner / Date signed (mo/day/yr)


Signature of owner / Date signed (mo/day/yr)

Caution: If your answers on this application are incorrect or untrue, AAL may have the right to deny benefits or rescind your certificate.

I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed annuitant.

To the best of my  knowledge,  the  certificate  applied for   - is    - is not
intended to replace any part of, or all of, another contract.

Signature of AAL representative         Date signed(mo/day/yr)


DR  name / Code number / ID


Section 11 - Representative's Information

1. (a) Do you claim production credit on an assigned congregation basis? If No, explain

Complete only if you are the servicing representative but not the DR of the branch listed.

Service override number       Reason for override

     (b) Should the application credit be split? If yes, list split below and give reason.

          Agent Identification Number                    Split Percent


          Note: The total split percent must equal 100%.

     (c)  Reason for credit split -

2. (a) Does the proposed annuitant have any other applications pending or being submitted other than this application? If Yes, list below.

(b) Does any other family member have applications pending with AAL? If Yes, list below.

Name                           Date Applied                    Plan




3.   Will this application be electronically transmitted?


Additional Details

To the best of my knowledge and belief:

Required disclosures, Buyer's Guide, Prospectus, and Receipt Of Payment were left with the proposed annuitant.


Signature of AAL representative / Date signed (mo/day/yr)